Report of Independent Registered
Public Accounting Firm

To the Shareholders and Board
of Directors of
Federated U.S. Government Bond Fund:

In planning and performing
our audit of the financial
statements of Federated U.S.
Government Bond Fund (the "Fund")
as of and for the year ended
August 31, 2009, in
accordance with the standards
of
the Public Company Accounting
Oversight Board
(United States), we considered
the Fund's internal control
over financial reporting,
including controls over
safeguarding securities,
as a basis for designing
our auditing
procedures for the purpose
of expressing our opinion
on the financial statements
and to
comply with the requirements
of Form N-SAR, but not for
the purpose of expressing an
opinion on the effectiveness
of the Fund's internal control
over financial reporting.
Accordingly, we express no
such opinion.

The management of the Fund is
responsible for establishing
and maintaining effective
internal control over financial
reporting. In fulfilling this
responsibility, estimates and
judgments by management are
required to assess the expected
benefits and related costs
of controls. A company's internal
control over financial reporting
is a process designed to
provide reasonable assurance
regarding the reliability of
financial reporting and the
preparation of financial
statements for external purposes
in accordance with generally
accepted accounting principles.
 A company's internal control
 over financial reporting
includes those policies and
procedures that (1) pertain to
the maintenance of records that,
in reasonable detail,
accurately and fairly reflect
the transactions and dispositions
of the
assets of the company; (2)
provide reasonable assurance
that transactions are recorded
as
necessary to permit preparation
of financial statements in
 accordance with generally
accepted accounting principles,
and that receipts and expenditures
of the company are
being made only in accordance
with authorizations of management
and directors of the
company; and (3) provide reasonable
assurance regarding prevention or
timely detection
of unauthorized acquisition, use
or disposition of a company's
assets that could have a
material effect on the financial
statements.

Because of its inherent limitations,
internal control over financial
reporting may not
prevent or detect misstatements.
Also,
 projections of any evaluation of
effectiveness to
future periods are subject to the
risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies
or procedures
may deteriorate.

A deficiency in internal control
over
financial reporting exists when the
design or
operation of a control does not
allow management or employees, in
the normal course of
performing their assigned functions,
to prevent or detect misstatements
 on a timely basis.
A material weakness is a deficiency,
or a combination of deficiencies, in
internal control
over financial reporting, such that
there is a reasonable possibility
that a material
misstatement of the Fund's annual
or
interim financial statements will
not be prevented
or detected on a timely basis.



Our consideration of the Fund's
internal control over financial
reporting was for the
limited purpose described in the
first paragraph and would not
necessarily disclose all
deficiencies in internal control
that might be material weaknesses
 under standards
established by the Public Company
Accounting Oversight Board
(United States).
However, we noted no deficiencies
in the Fund's internal control
over financial reporting
and its operation, including
controls over safeguarding securities
 that we consider to be a
material weakness as defined above
as
 of August 31, 2009.

This report is intended solely
for the information and use of
 management and the Board
of Directors of the Fund and the
Securities and Exchange Commission
 and is not
intended to be, and should not be,
 used by anyone other than these
specified parties.



Ernst & Young LLP

Boston, Massachusetts
October 20, 2009